Exhibit 19.3


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report



  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               4

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,119,999,956.92              122,838
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $410,000,000.00         1.860%                    March 17, 2003
   Class A-2 A Notes                                                200,000,000.00         2.480%                 December 15, 2004
   Class A-2 B Notes                                                655,000,000.00         1.870%                 December 15, 2004
   Class A-3 Notes                                                  392,000,000.00         3.380%                 December 15, 2005
   Class A-4 Notes                                                  249,260,000.00         3.790%                September 15, 2006
   Class B Notes                                                     60,200,000.00         4.220%                 December 15, 2006
   Class C Notes                                                     40,135,000.00         4.810%                    March 15, 2007
   Class D Certificates                                              40,135,000.00         6.000%                 November 17, 2008
                                                                     -------------
      Total                                                      $2,046,730,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $6,982,213.19                $1,491.58           $6,983,704.77
  Repurchased Loan Proceeds Related to Interest                          14,888.31                     0.00               14,888.31
                                                                         ---------                     ----               ---------
      Total                                                          $6,997,101.50                $1,491.58           $6,998,593.08

  Servicer Advances:
  Principal Advances                                                         $0.00                $1,407.75               $1,407.75
  Interest Advances                                                   1,355,751.51                    80.81            1,355,832.32
                                                                      ------------                    -----            ------------
      Total                                                          $1,355,751.51                $1,488.56           $1,357,240.07

  Principal:
  Principal Collections                                             $47,593,870.49               $25,213.48          $47,619,083.97
  Prepayments in Full                                                16,560,659.65                 3,460.31           16,564,119.96
  Prepayments in Full Due to Administrative Repurchases                       0.00                 3,973.87                3,973.87
  Repurchased Loan Proceeds Related to Principal                      1,039,089.78                     0.00            1,039,089.78
  Payahead Draws                                                              0.00                 2,267.81                2,267.81
                                                                              ----                 --------                --------
      Total                                                         $65,193,619.92               $34,915.47          $65,228,535.39

  Liquidation Proceeds                                                                                                  $384,707.66
  Recoveries from Prior Month Charge-Offs                                                                                  8,788.90
                                                                                                                           --------
      Total Principal Collections                                                                                    $65,622,031.95

  Principal Losses for Collection Period                                                                                $841,308.51
  Total Regular Principal Reduction                                                                                  $66,071,251.65

  Total Collections                                                                                                  $73,977,865.10

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $73,977,865.10
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                          $73,977,865.10




                                     Page 1


  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,601,464.94        $1,601,464.94                $0.00
   Amount per $1,000 of Original Balance               0.78                 0.78                 0.00

  Net Swap Payment                               $434,560.30

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $304,655.21          $304,655.21               $0.00                $0.00               $0.00
   Class A2 A Notes                     413,333.33           413,333.33                0.00                 0.00                0.00
   Class A2 B Notes                     977,783.45           977,783.45                0.00                 0.00                0.00
   Class A3 Notes                     1,104,133.33         1,104,133.33                0.00                 0.00                0.00
   Class A4 Notes                       787,246.17           787,246.17                0.00                 0.00                0.00
   Class B Notes                        211,703.33           211,703.33                0.00                 0.00                0.00
   Class C Notes                        160,874.46           160,874.46                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $3,959,729.28        $3,959,729.28               $0.00                $0.00               $0.00


  Certificateholders Interest:
   Class D Certificates                $200,675.00          $200,675.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $4,160,404.28        $4,160,404.28               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $67,781,435.58

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        37,710,857.12
   Regular Principal Distribution Amount    165,618,538.31
                                            --------------
      Principal Distribution Amount        $203,329,395.43

  Noteholder Principal Distributions:
   Class A1 Notes                                        $67,781,435.58
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $67,781,435.58

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $67,781,435.58

  Collections Released to Servicer                                $0.00

  Total Available for Distribution          $73,977,865.10
  Total Distribution (incl. Servicing Fee)  $73,977,865.10

  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               4

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $165.32                   $0.74                  $166.06
  Class A2 A Notes                                               0.00                    2.07                     2.07
  Class A2 B Notes                                               0.00                    1.49                     1.49
  Class A3 Notes                                                 0.00                    2.82                     2.82
  Class A4 Notes                                                 0.00                    3.16                     3.16
  Class B Notes                                                  0.00                    3.52                     3.52
  Class C Notes                                                  0.00                    4.01                     4.01
                                                                 ----                    ----                     ----
      Total Notes                                              $33.78                   $1.97                   $35.75

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $33.12                   $2.03                   $35.15

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $1,799,924,395.43       0.8970043                $1,732,142,959.85       0.8632250
  Class A1 Notes                              203,329,395.43       0.4959254                   135,547,959.85       0.3306048
  Class A2 A Notes                            200,000,000.00       1.0000000                   200,000,000.00       1.0000000
  Class A2 B Notes                            655,000,000.00       1.0000000                   655,000,000.00       1.0000000
  Class A3 Notes                              392,000,000.00       1.0000000                   392,000,000.00       1.0000000
  Class A4 Notes                              249,260,000.00       1.0000000                   249,260,000.00       1.0000000
  Class B Notes                                60,200,000.00       1.0000000                    60,200,000.00       1.0000000
  Class C Notes                                40,135,000.00       1.0000000                    40,135,000.00       1.0000000
  Class D Certificates                         40,135,000.00       1.0000000                    40,135,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $1,840,059,395.43       0.8990240                $1,772,277,959.85       0.8659071


  Portfolio Information
  Weighted Average Coupon (WAC)                         5.20%                                           5.20%
  Weighted Average Remaining Maturity (WAM)             44.15                                           43.30
  Remaining Number of Receivables                     116,706                                         114,310
  Portfolio Receivable Balance              $1,921,757,926.40                               $1,855,683,768.52

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $7,956,837.91
  Specified Credit Enhancement Amount                                                                        $18,556,837.69
  Yield Supplement Overcollateralization Amount                                                              $93,470,230.21
  Target Level of Overcollateralization                                                                     $101,427,068.12

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $10,599,999.78
  Specified Reserve Account Balance                                                                           10,599,999.78
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             10,599,999.78
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $10,599,999.78
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               4

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $384,707.66
  Recoveries from Prior Month Charge-Offs                                                                                 $8,788.90
  Total Principal Losses for Collection Period                                                                          $841,308.51
  Charge-off Rate for Collection Period (annualized)                                                                          0.28%
  Cumulative Net Losses for all Periods                                                                                 $868,574.51


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           951                $15,212,469.88
  61-90 Days Delinquent                                                                           136                 $2,043,069.86
  91-120 Days Delinquent                                                                           48                   $762,898.00
  Over 120 Days Delinquent                                                                         13                   $250,155.75

  Repossesion Inventory                                                                           136                 $2,227,915.00


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0343%
  Preceding Collection Period                                                                                               0.2094%
  Current Collection Period                                                                                                 0.2845%
  Three Month Average                                                                                                       0.1761%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0881%
  Preceding Collection Period                                                                                               0.1328%
  Current Collection Period                                                                                                 0.1723%
  Three Month Average                                                                                                       0.1311%

  Ford Credit Auto Owner Trust 2002-C
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $2,472,507.87                     $5,146.51
  New Advances                                                                           1,344,164.18                      1,488.56
  Servicer Advance Recoveries                                                            1,124,624.71                      2,817.46
                                                                                         ------------                      --------
  Ending Servicer Advances                                                              $2,692,047.34                     $3,817.61

  Current Month Interest Advances for Prepaid Loans                                        $11,587.33                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $5,627.27
  Additional Payaheads                                                                                                     5,997.41
  Payahead Draws                                                                                                           5,846.77
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                         $5,777.91

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